Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2014 First Quarter Results

Q1 2014 pretax income of $61.6 million, up 74% from Q1 2013
Q1 2014 backlog value of $1.0 billion, up 39% from Q1 2013

IRVINE, CALIFORNIA, May 1, 2014.  Standard Pacific Corp. (NYSE: SPF) today announced results for the first quarter ended March 31, 2014.

2014 First Quarter Highlights and Comparisons to the 2013 First Quarter

•	Net income of $38.2 million, or $0.09 per diluted share, vs. $21.8 million, or $0.05 per diluted share
•	Pretax income of $61.6 million, up 74%
•	Net new orders of 1,311, down 6%; Dollar value of net new orders up 16%
•	Backlog of 2,016 homes, up 9%; Dollar value of backlog up 39%
•	174 average active selling communities, up 10%
•	Home sale revenues of $446.9 million, up 26%
•	Average selling price of $449 thousand, up 20%
•	995 new home deliveries, up 5%
•	Gross margin from home sales of 26.6%, compared to 21.0%
•	Operating margin from home sales of $60.1 million, or 13.4%, compared to $28.2 million, or 7.9%
•	$224.1 million of land purchases and development costs, compared to $124.4 million

Scott Stowell, the Company’s Chief Executive Officer commented, “The strong operating performance we achieved during the last two years has continued into the first quarter, with pretax income, backlog value, home sale revenues and new order value up 74%, 39%, 26% and 16%, respectively.”  Mr. Stowell added, “In addition to these solid results, I am particularly pleased with our operating margin from home sales, which was 13.4% for the 2014 first quarter, a 550 basis point improvement from the prior year.”

Revenues from home sales for the 2014 first quarter increased 26%, to $446.9 million, as compared to the prior year period, resulting primarily from a 20% increase in the Company’s consolidated average home price to $449 thousand and a 5% increase in new home deliveries.  The increase in average home price was primarily attributable to general price increases within a majority of the Company’s markets, a shift to more move-up product and a decrease in the use of sales incentives.  The increase in new home deliveries was driven by a 10% year-over-year increase in the number of homes in beginning backlog expected to close during the quarter.

Gross margin from home sales for the 2014 first quarter increased to 26.6% compared to 21.0% in the prior year period.  The 560 basis point year-over-year increase was primarily attributable to price increases and a decrease in the use of sales incentives.  Excluding previously capitalized interest costs, gross margin from home sales was 32.0%* for the 2014 first quarter versus 28.8%* for the 2013 first quarter.

While net new orders for the 2014 first quarter decreased 6% from the 2013 first quarter to 1,311 homes, the dollar value of these orders was up 16%.  The Company’s monthly sales absorption rate was 2.5 per community for the 2014 first quarter, compared to 1.7 per community for the 2013 fourth quarter. The increase in sales absorption rate from the 2013 fourth quarter to the 2014 first quarter was above the seasonality we typically experience in our business. The Company’s cancellation rate for the 2014 first quarter was 14%, compared to 21% for the 2013 fourth quarter.  Our 2014 first quarter cancellation rate was below our average historical cancellation rate of approximately 21% over the last 10 years.

The dollar value of homes in backlog increased 39% to $1.0 billion, or 2,016 homes, compared to $719.7 million, or 1,851 homes, for the 2013 first quarter, and increased 25% compared to $800.5 million, or 1,700 homes, as of the end of 2013.  The increase in year-over-year backlog value was driven primarily by a 28% increase in the average selling price of the homes in backlog, reflecting the continued execution of our strategy to focus on the move-up buyer and pricing opportunities in select markets.

The Company purchased $144.7 million of land (2,190 homesites) during the 2014 first quarter, of which 34% (based on homesites) was located in Florida, 20% in Arizona, 19% in the Carolinas, 14% in California and 12% in Texas.  As of March 31, 2014, the Company owned or controlled 35,715 homesites, of which 23,783 are owned and actively selling or under development, 6,972 are controlled or under option, and the remaining 4,960 homesites are held for future development or for sale.  The homesites owned that are actively selling or under development represent a 5.1 year supply based on the Company’s deliveries for the trailing twelve months ended March 31, 2014.

The Company ended the quarter with $635 million of available liquidity, including $195 million of unrestricted homebuilding cash and a $440 million untapped revolving credit facility. Cash used in operating activities was $117.6 million for the 2014 first quarter versus $58.5 million in the 2013 first quarter.  During the 2014 first quarter, the Company spent $224.1 million on land purchases and development costs, compared to $124.4 million for the 2013 first quarter.  The Company’s homebuilding debt to book capitalization as of March 31, 2014 and 2013 was 54.9% and 54.4%, respectively, and adjusted net homebuilding debt to adjusted book capitalization was 51.7%* and 48.8%*, respectively.  In addition, the Company’s homebuilding debt to adjusted homebuilding EBITDA for the LTM period ending March 31, 2014 and 2013 was 4.5x* and 6.8x*, respectively.

Earnings Conference Call

A conference call to discuss the Company’s 2014 first quarter results will be held at 12:00 p.m. Eastern time May 2, 2014.  The call will be broadcast live over the Internet and can be accessed through the Company’s website at http://ir.standardpacifichomes.com.  The call will also be accessible via telephone by dialing (877) 545-1414 (domestic) or (719) 325-4831 (international); Passcode: 8923683. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 8923683.

About Standard Pacific

Standard Pacific Homes (NYSE: SPF) has been building beautiful, high-quality homes and neighborhoods since its founding in Southern California in 1965.  With a trusted reputation for quality craftsmanship, an outstanding customer experience and exceptional architectural design, the Company utilizes its decades of land acquisition, development and homebuilding expertise to successfully navigate today’s complex landscape to acquire and build desirable communities in locations that meet the high expectations of the Company’s targeted move-up homebuyers.  Currently offering new homes in major metropolitan areas in Arizona, California, Colorado, Florida, North Carolina, South Carolina, and Texas, we invite you to learn more about us by visiting standardpacifichomes.com.

This news release contains forward-looking statements.  These statements include but are not limited to statements regarding new home orders, deliveries, backlog, absorption rates, average home price, pricing power, revenue, profitability, cash flow, liquidity, gross margin, overhead expenses and other costs; community count; product mix; the benefit of, and execution on, our strategy; supply; demand; our future performance and the future condition of the economy and the housing market.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s mortgage banking operations; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2013 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
Jeff McCall, EVP & CFO (949) 789-1655, jmccall@stanpac.com

*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 10.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	March 31,	March 31,	Percentage	December 31,	Percentage
	2014	2013	or % Change	2013	or % Change
Operating Data	(Dollars in thousands)

Deliveries	995	947	5%	1,343	(26%)
Average selling price	$449	$375	20%	$446	1%
Home sale revenues	$446,918	$355,126	26%	$598,496	(25%)
Gross margin % (including land sales)	25.8%	20.8%	5.0%	26.8%	(1.0%)
Gross margin % from home sales	26.6%	21.0%	5.6%	26.8%	(0.2%)
Gross margin % from home sales (excluding interest amortized
to cost of home sales)*	32.0%	28.8%	3.2%	32.2%	(0.2%)
Incentive and stock-based compensation expense	$5,028	$4,848	4%	$9,442	(47%)
Selling expenses	$22,699	$18,444	23%	$28,114	(19%)
G&A expenses (excluding incentive and stock-based
compensation expenses)	$30,863	$23,002	34%	$30,304	2%
SG&A expenses	$58,590	$46,294	27%	$67,860	(14%)
SG&A % from home sales	13.1%	13.0%	0.1%	11.3%	1.8%
Operating margin from home sales	$60,083	$28,220	113%	$92,648	(35%)
Operating margin % from home sales	13.4%	7.9%	5.5%	15.5%	(2.1%)
Net new orders (homes)	1,311	1,394	(6%)	878	49%
Net new orders (dollar value)	$633,818	$548,561	16%	$418,828	51%
Average active selling communities	174	158	10%	173	1%
Monthly sales absorption rate per community	2.5	2.9	(15%)	1.7	48%
Cancellation rate	14%	10%	4%	21%	(7%)
Gross cancellations	221	162	36%	234	(6%)
Cancellations from current quarter sales	90	86	5%	64	41%
Backlog (homes)	2,016	1,851	9%	1,700	19%
Backlog (dollar value)	$1,001,385	$719,651	39%	$800,494	25%

Cash flows (uses) from operating activities	$(117,563)	$(58,461)	(101%)	$(27,820)	(323%)
Cash flows (uses) from investing activities	$10,286	$(1,601)		$(14,707)
Cash flows (uses) from financing activities	$(50,902)	$(180)	(28179%)	$42,690
Land purchases (incl. seller financing and JV purchases)	$144,744	$71,541	102%	$116,856	24%
Adjusted Homebuilding EBITDA*	$89,008	$63,823	39%	$135,469	(34%)
Adjusted Homebuilding EBITDA Margin %*	19.3%	17.8%	1.5%	22.3%	(3.0%)
Homebuilding interest incurred	$38,786	$35,027	11%	$37,546	3%
Homebuilding interest capitalized to inventories owned	$38,213	$34,201	12%	$36,889	4%
Homebuilding interest capitalized to investments in JVs	$573	$826	(31%)	$657	(13%)
Interest amortized to cost of sales (incl. cost of land sales)	$24,983	$27,885	(10%)	$32,909	(24%)

	As of
	March 31,	December 31,	Percentage
	2014	2013	or % Change
Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$221,400	$376,949	(41%)
Inventories owned	$2,741,269	$2,536,102	8%
Homesites owned and controlled	35,715	35,175	2%
Homes under construction	2,245	2,001	12%
Completed specs	368	327	13%
Deferred tax asset valuation allowance	$4,591	$4,591	―
Homebuilding debt	$1,839,994	$1,839,595	0%
Stockholders' equity	$1,513,087	$1,468,960	3%
Stockholders' equity per share (including if-converted
preferred stock)*	$4.13	$4.02	3%
Total consolidated debt to book capitalization	55.6%	56.9%	(1.3%)
Adjusted net homebuilding debt to total adjusted
book capitalization*	51.7%	49.9%	1.8%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 10.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2014	2013
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$446,918	$355,126
Land sale revenues	13,281	2,595
Total revenues	460,199	357,721
Cost of home sales	(328,245)	(280,612)
Cost of land sales	(13,004)	(2,583)
Total cost of sales	(341,249)	(283,195)
Gross margin	118,950	74,526
Gross margin %	25.8%	20.8%
Selling, general and administrative expenses	(58,590)	(46,294)
Income (loss) from unconsolidated joint ventures	(437)	1,134
Other income (expense)	(13)	3,570
Homebuilding pretax income	59,910	32,936
Financial Services:
Revenues	4,984	5,677
Expenses	(3,440)	(3,322)
Other income	161	102
Financial services pretax income	1,705	2,457
Income before taxes	61,615	35,393
Provision for income taxes	(23,456)	(13,569)
Net income	38,159	21,824
Less: Net income allocated to preferred shareholder	(9,147)	(8,903)
Less: Net income allocated to unvested restricted stock	(59)	(22)
Net income available to common stockholders	$28,953	$12,899

Income Per Common Share:
Basic	$0.10	$0.06
Diluted	$0.09	$0.05

Weighted Average Common Shares Outstanding:
Basic	277,948,342	214,166,912
Diluted	315,894,969	252,947,416

Weighted average additional common shares outstanding
if preferred shares converted to common shares	87,812,786	147,812,786

Total weighted average diluted common shares outstanding
if preferred shares converted to common shares	403,707,755	400,760,202

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2014	2013
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$194,702	$355,489
Restricted cash	26,698	21,460
Trade and other receivables	31,896	14,431
Inventories:
Owned	2,741,269	2,536,102
Not owned	83,601	98,341
Investments in unconsolidated joint ventures	49,720	66,054
Deferred income taxes, net	354,478	375,400
Other assets	45,442	45,977
Total Homebuilding Assets	3,527,806	3,513,254
Financial Services:
Cash and equivalents	10,410	7,802
Restricted cash	1,295	1,295
Mortgage loans held for sale, net	70,093	122,031
Mortgage loans held for investment, net	13,165	12,220
Other assets	6,483	5,503
Total Financial Services Assets	101,446	148,851
Total Assets	$3,629,252	$3,662,105

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$37,147	$35,771
Accrued liabilities	184,386	214,266
Secured project debt and other notes payable	6,015	6,351
Senior notes payable	1,833,979	1,833,244
Total Homebuilding Liabilities	2,061,527	2,089,632
Financial Services:
Accounts payable and other liabilities	2,141	2,646
Mortgage credit facilities	52,497	100,867
Total Financial Services Liabilities	54,638	103,513
Total Liabilities	2,116,165	2,193,145
Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares
authorized; 267,829 shares issued and outstanding
at March 31, 2014 and December 31, 2013	3	3
Common stock, $0.01 par value; 600,000,000 shares
authorized; 278,776,082 and 277,618,177 shares
issued and outstanding at March 31, 2014 and
December 31, 2013, respectively	2,787	2,776
Additional paid-in capital	1,360,771	1,354,814
Accumulated earnings	149,526	111,367
Total Equity	1,513,087	1,468,960
Total Liabilities and Equity	$3,629,252	$3,662,105

INVENTORIES

	March 31,	December 31,
	2014	2013
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$1,841,551	$1,771,661
Homes completed and under construction	769,786	628,371
Model homes	129,932	136,070
Total inventories owned	$2,741,269	$2,536,102

Inventories Owned by Segment:
California	$1,237,357	$1,182,520
Southwest	678,499	603,303
Southeast	825,413	750,279
Total inventories owned	$2,741,269	$2,536,102

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2014	2013
	(Dollars in thousands)
	(Unaudited)
Cash Flows From Operating Activities:
Net income	$38,159	$21,824
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Amortization of stock-based compensation	2,372	1,531
Deferred income tax provision	23,622	13,374
Other operating activities	1,616	1,412
Changes in cash and equivalents due to:
Trade and other receivables	(17,549)	(8,916)
Mortgage loans held for sale	51,938	140
Inventories - owned	(188,759)	(73,030)
Inventories - not owned	(8,165)	(4,940)
Other assets	(833)	1,829
Accounts payable	1,376	(1,578)
Accrued liabilities	(21,340)	(10,107)
Net cash provided by (used in) operating activities	(117,563)	(58,461)

Cash Flows From Investing Activities:
Investments in unconsolidated homebuilding joint ventures	(2,787)	(2,552)
Distributions of capital from unconsolidated joint ventures	14,808	1,320
Other investing activities	(1,735)	(369)
Net cash provided by (used in) investing activities	10,286	(1,601)

Cash Flows From Financing Activities:
Change in restricted cash	(5,238)	(662)
Principal payments on secured project debt and other notes payable	(890)	(7,093)
Net proceeds from (payments on) mortgage credit facilities	(48,370)	1,117
Proceeds from the exercise of stock options	3,596	6,458
Net cash provided by (used in) financing activities	(50,902)	(180)

Net increase (decrease) in cash and equivalents	(158,179)	(60,242)
Cash and equivalents at beginning of period	363,291	346,555
Cash and equivalents at end of period	$205,112	$286,313

Cash and equivalents at end of period	$205,112	$286,313
Homebuilding restricted cash at end of period	26,698	27,562
Financial services restricted cash at end of period	1,295	2,420
Cash and equivalents and restricted cash at end of period	$233,105	$316,295

REGIONAL OPERATING DATA

	Three Months Ended March 31,
	2014	2013	% Change
New homes delivered:
California	339	400	(15%)
Arizona	63	63	―
Texas	149	133	12%
Colorado	53	43	23%
Southwest	265	239	11%
Florida	235	183	28%
Carolinas	156	125	25%
Southeast	391	308	27%
Consolidated total	995	947	5%
Unconsolidated joint ventures	―	14	(100%)
Total (including joint ventures)	995	961	4%

	Three Months Ended March 31,
	2014	2013	% Change
	(Dollars in thousands)
Average selling prices of homes delivered:
California	$624	$492	27%
Arizona	305	249	22%
Texas	415	348	19%
Colorado	484	400	21%
Southwest	403	331	22%
Florida	350	259	35%
Carolinas	298	254	17%
Southeast	329	257	28%
Consolidated	449	375	20%
Unconsolidated joint ventures	―	510	―
Total (including joint ventures)	$449	$377	19%

	Three Months Ended March 31,
	2014	2013	% Change
Net new orders:
California	473	482	(2%)
Arizona	67	75	(11%)
Texas	235	242	(3%)
Colorado	53	62	(15%)
Southwest	355	379	(6%)
Florida	283	293	(3%)
Carolinas	200	240	(17%)
Southeast	483	533	(9%)
Consolidated total	1,311	1,394	(6%)
Unconsolidated joint ventures	―	9	(100%)
Total (including joint ventures)	1,311	1,403	(7%)

	Three Months Ended March 31,
	2014	2013	% Change
Average number of selling communities during the period:
California	46	44	5%
Arizona	11	8	38%
Texas	35	29	21%
Colorado	10	7	43%
Southwest	56	44	27%
Florida	41	37	11%
Carolinas	31	33	(6%)
Southeast	72	70	3%
Consolidated total	174	158	10%

REGIONAL OPERATING DATA (Continued)

	At March 31,
	2014		2013		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
California	530	$360,371	522	$284,033	2%	27%
Arizona	109	38,032	89	24,886	22%	53%
Texas	376	184,452	313	126,276	20%	46%
Colorado	108	55,930	94	42,374	15%	32%
Southwest	593	278,414	496	193,536	20%	44%
Florida	552	248,543	476	134,880	16%	84%
Carolinas	341	114,057	357	107,202	(4%)	6%
Southeast	893	362,600	833	242,082	7%	50%
Consolidated total	2,016	1,001,385	1,851	719,651	9%	39%
Unconsolidated joint ventures	―	―	7	3,241	(100%)	(100%)
Total (including joint ventures)	2,016	$1,001,385	1,858	$722,892	9%	39%

	At March 31,
	2014	2013	% Change
Homesites owned and controlled:
California	9,545	10,407	(8%)
Arizona	2,302	1,902	21%
Texas	4,555	5,165	(12%)
Colorado	1,254	1,174	7%
Nevada	1,124	1,124	―
Southwest	9,235	9,365	(1%)
Florida	12,257	8,445	45%
Carolinas	4,678	3,906	20%
Southeast	16,935	12,351	37%
Total (including joint ventures)	35,715	32,123	11%

Homesites owned	28,743	25,689	12%
Homesites optioned or subject to contract	6,707	5,837	15%
Joint venture homesites	265	597	(56%)
Total (including joint ventures)	35,715	32,123	11%

Homesites owned:
Raw lots	6,892	5,722	20%
Homesites under development	9,811	8,371	17%
Finished homesites	6,341	5,616	13%
Under construction or completed homes	3,198	2,583	24%
Held for sale	2,501	3,397	(26%)
Total	28,743	25,689	12%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's gross margin percentage from home sales to the gross margin percentage from home sales, excluding interest amortized to cost of home sales.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company’s peer group.

	Three Months Ended
	March 31, 2014	Gross Margin %	March 31, 2013	Gross Margin %	December 31, 2013	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$446,918		$355,126		$598,496
Less: Cost of home sales	(328,245)		(280,612)		(437,988)
Gross margin from home sales	118,673	26.6%	74,514	21.0%	160,508	26.8%
Add: Capitalized interest included in cost
of home sales	24,368	5.4%	27,696	7.8%	32,378	5.4%
Gross margin from home sales, excluding
interest amortized to cost of home sales	$143,041	32.0%	$102,210	28.8%	$192,886	32.2%

The table set forth below reconciles the Company’s total consolidated debt to adjusted net homebuilding debt and provides the Company’s total consolidated debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  In addition, the table set forth below calculates homebuilding debt to adjusted homebuilding EBITDA.  We believe these ratios are useful to management and investors as a measure of the Company’s ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders’ equity.  Adjusted net homebuilding debt excludes indebtedness of the Company’s financial services subsidiary and additionally reflects the offset of cash and equivalents.

	March 31, 2014	December 31, 2013	March 31, 2013
	(Dollars in thousands)

Total consolidated debt	$1,892,491	$1,940,462	$1,628,846
Less:
Financial services indebtedness	(52,497)	(100,867)	(93,276)
Homebuilding cash	(221,400)	(376,949)	(308,029)
Adjusted net homebuilding debt	1,618,594	1,462,646	1,227,541
Stockholders' equity	1,513,087	1,468,960	1,287,207
Total adjusted book capitalization	$3,131,681	$2,931,606	$2,514,748

Total consolidated debt to book capitalization	55.6%	56.9%	55.9%

Adjusted net homebuilding debt to total adjusted book capitalization	51.7%	49.9%	48.8%

Homebuilding debt	$1,839,994		$1,535,570
LTM adjusted homebuilding EBITDA	408,806		225,958
Homebuilding debt to adjusted homebuilding EBITDA	4.5x		6.8x

The table set forth below calculates pro forma stockholders’ equity per common share. The Company believes that the pro forma stockholders’ equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving effect to the conversion of our outstanding preferred shares assuming full conversion to common stock.

	March 31,	December 31,
	2014	2013

Actual common shares outstanding	278,776,082	277,618,177
Add: Conversion of preferred shares to common shares	87,812,786	87,812,786
Pro forma common shares outstanding	366,588,868	365,430,963

Stockholders' equity (Dollars in thousands)	$1,513,087	$1,468,960
Divided by pro forma common shares outstanding	÷ 366,588,868	÷ 365,430,963
Pro forma stockholders' equity per common share	$4.13	$4.02

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiary.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as one measure of the Company’s ability to service debt and obtain financing.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended March 31,
	March 31, 2014	March 31, 2013	December 31, 2013	2014	2013
	(Dollars in thousands)

Net income	$38,159	$21,824	$64,820	$205,050	$544,722
Provision (benefit) for income taxes	23,456	13,569	36,205	78,870	(439,852)
Homebuilding interest amortized to cost of sales and interest expense	24,983	27,885	32,909	118,876	117,078
Homebuilding depreciation and amortization	1,145	628	1,094	3,972	2,410
Amortization of stock-based compensation	2,372	1,531	2,359	9,856	7,608
EBITDA	90,115	65,437	137,387	416,624	231,966
Add:
Cash distributions of income from unconsolidated joint ventures	―	1,875	―	1,500	5,785
Less:
Income (loss) from unconsolidated joint ventures	(437)	1,134	(300)	(622)	566
Income from financial services subsidiary	1,544	2,355	2,218	9,940	11,227
Adjusted Homebuilding EBITDA	$89,008	$63,823	$135,469	$408,806	$225,958
Homebuilding revenues	$460,199	$357,721	$606,451	$2,017,087	$1,370,977
Adjusted Homebuilding EBITDA Margin %	19.3%	17.8%	22.3%	20.3%	16.5%

The table set forth below reconciles net cash provided by (used in) operating activities, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			LTM Ended March 31,
	March 31, 2014	March 31, 2013	December 31, 2013	2014	2013
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$(117,563)	$(58,461)	$(27,820)	$(213,318)	$(299,459)
Add:
Provision (benefit) for income taxes	23,456	13,569	36,205	78,870	(439,852)
Deferred income tax benefit (provision)	(23,622)	(13,374)	(35,725)	(94,462)	440,626
Homebuilding interest amortized to cost of sales and interest expense	24,983	27,885	32,909	118,876	117,078
Less:
Income from financial services subsidiary	1,544	2,355	2,218	9,940	11,227
Depreciation and amortization from financial services subsidiary	33	28	32	126	120
Loss on disposal of property and equipment	1	15	1	3	52
Net changes in operating assets and liabilities:
Trade and other receivables	17,549	8,916	(5,218)	11,877	1,124
Mortgage loans held for sale	(51,938)	(140)	46,722	(49,255)	54,732
Inventories-owned	188,759	73,030	100,937	531,041	344,468
Inventories-not owned	8,165	4,940	11,619	46,544	33,864
Other assets	833	(1,829)	(564)	1,697	(3,419)
Accounts payable	(1,376)	1,578	(6,470)	(16,279)	(1,124)
Accrued liabilities	21,340	10,107	(14,875)	3,284	(10,681)
Adjusted Homebuilding EBITDA	$89,008	$63,823	$135,469	$408,806	$225,958